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                                                                     EXHIBIT 1.2
                           AMERICAN TOWER CORPORATION
                                  ("COMPANY")

                                  COMMON STOCK

                                TERMS AGREEMENT
                                ---------------

                                                                January 18, 2001

To:  Goldman, Sachs & Co. (the "UNDERWRITER")


Dear Sirs:

     The undersigned agrees to sell to the Underwriter named for its account, on and subject to the terms and conditions of the Underwriting Agreement to be filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-37988) ("UNDERWRITING AGREEMENT"), the following securities ("OFFERED SECURITIES") on the following terms:

     TITLE:  Class A Common Stock

          Number of  Shares:  10,000,000

          OVER-ALLOTMENT OPTION:   Yes

          OVER-ALLOTMENT OPTION PERCENTAGE:   15%

     LISTING:  New York Stock Exchange.

     PURCHASE PRICE:  $36.13 per share.

     CLOSING: 10:00 A.M. on January 23, 2001, at the office of Hale and Dorr LLP, 60 State Street, Boston, MA 02109, in Federal (same day) funds.

     BLACKOUT:  Until 45 days after the Closing Date.

     The provisions of the Underwriting Agreement are incorporated herein by reference.

     The Offered Securities will be made available for checking and packaging at the office of Hale and Dorr LLP, 60 State Street, Boston, MA 02109 at least 24 hours prior to the Closing Date.

     For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriter for use in the
Prospectus consists of the following information in the Prospectus furnished on behalf of the Underwriter: a) the fourth paragraph of text under the caption "Underwriting" in the Prospectus Supplement concerning the terms of the offering by the Underwriters and b) the sixth and seventh paragraphs of text under the caption "Underwriting" in the Prospectus Supplement concerning over-allotment and stabilizing transactions by the Underwriter.
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     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                               Very truly yours,

                                    American Tower Corporation



                                    By  /s/ Joseph L. Winn
                                      -------------------------




The foregoing Terms Agreement is hereby confirmed

and accepted as of the date first above written.

Goldman, Sachs & Co.



By  /s/ Goldman, Sachs & Co.
  ----------------------------

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